                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      DiamondCluster International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

    DiamondCluster International, Inc.
    Suite 3000 John Hancock Center
    875 North Michigan Ave, Chicago, IL 60611
    T 312-255-5000 F 312-255-6000
    www.diamondcluster.com



[DIAMONDCLUSTER LOGO]


     Notice of Annual Meeting of Stockholders to be Held on August 7, 2001

The annual meeting of stockholders of DiamondCluster International, Inc. will be held on Tuesday, August 7, 2001 at The Westin Hotel, 909 North Michigan Avenue, Chicago, Illinois, at 10:00 a.m. local time for the following purposes:

1.To elect four directors for a term of three years.

2. To consider and act on a proposal to amend the Company's Restated Certificate of Incorporation to increase the aggregate authorized shares of our Class A Common Stock to 200,000,000 and of our Class B Common Stock to 100,000,000.

3. To consider and act on a proposal to amend the Company's Amended and Restated 1998 Equity Incentive Plan.

4. To consider and act on a proposal to amend the Company's Employee Stock Purchase Plan.


5. To consider and act on a proposal to adopt an employee stock purchase plan for the Company's employees residing in Brazil.

6. To consider and act upon such other business as may properly come before the meeting.

Stockholders of record at the close of business on June 26, 2001 are entitled to notice of and to vote at the meeting.

Your vote is important. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the Internet. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. You can revoke a proxy at any time prior to its exercise by following the instructions in the proxy statement.

By order of the Board of Directors
Michael E. Mikolajczyk
Vice Chairman and Secretary

July 12, 2001

                      DiamondCluster International, Inc.

                        Suite 3000 John Hancock Center
                           875 North Michigan Avenue
                            Chicago, Illinois 60611

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend DiamondCluster's annual meeting on August 7, 2001 beginning at 10:00 a.m. Central Time. The meeting will be held at the Westin Hotel, 909 North Michigan Avenue, Chicago, Illinois. We are furnishing these proxy materials in connection with the Board of Directors' solicitation of proxies to be voted at the meeting and at any meeting following an adjournment of the meeting. We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about July 12, 2001 to holders of DiamondCluster's Class A Common Stock, par value $.001 per share ("Class A Shares"), and Class B Common Stock, par value $.001 per share ("Class B Shares"), as of June 26, 2001, the record date for the meeting.

Proxies and Voting Procedure

Your vote is important. Most stockholders have a choice of voting over the Internet or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunications and Internet access charges for which you will be responsible. The Internet voting facilities for stockholders of record will close at 4:00 p.m. Eastern Time on August 6, 2001. The Internet voting procedure has been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed later-dated proxy (including an Internet vote) or by voting by ballot at the meeting. The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board of Directors recommends.

If any other matters are properly presented at the meeting for consideration, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date this proxy statement was printed, we did not anticipate any other matters would be raised at the meeting.

Stockholders Entitled to Vote

Stockholders at the close of business on June 26, 2001 are entitled to notice of and to vote at the meeting. As of June 26, 2001, there were 30,734,917 common shares issued and outstanding of which 22,154,990 were Class A Shares and 8,519,927 were Class B Shares.

Quorum, Number of Votes per Share and Required Vote

The presence in person or by proxy of the holders of a majority of the shares of common stock representing a majority of the votes entitled to vote is necessary to constitute a quorum for all matters coming before the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Except as otherwise required by Delaware law, under the Company's Restated Certificate of Incorporation, the Class A and Class B Shares vote together as a single class on all matters coming before the meeting. Each Class A Share is entitled to one vote per share, and each Class B Share is entitled to five votes per share, on each matter coming before the meeting.

A plurality of the votes duly cast is required for the election of directors; that is, the nominees receiving the greatest number of votes will be elected. Approval of the proposed amendment to the Restated Certificate of Incorporation to increase the number of authorized Class A and Class B Shares requires the affirmative vote of a majority of the votes of Class A Shares present in person or by proxy and a majority of the votes of Class B Shares present in person or by proxy, with each class voting separately. Approval of all other matters coming before the meeting requires the affirmative vote of a majority of the votes of Class A and Class B Shares together present in person or by proxy. Abstentions and broker non-votes are not counted for the election of directors or the approval of any matter.

Tabulation of Votes

All votes, whether by proxy or ballot, will be tabulated by the Company's Transfer Agent and Registrar.

Electronic Access to Proxy Materials and Annual Report

This proxy statement and the 2001 annual report are also available on DiamondCluster's Internet site at http://www.diamondcluster.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, saving the Company the cost of producing and mailing these documents. If you are a stockholder of record, you can elect this option by following the instructions provided when you vote your proxy over the Internet. If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call DiamondCluster's stockholder services toll-free number ((800) 526-0801) to ask for paper copies.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission and Nasdaq, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of DiamondCluster stock.

Stockholder Account Maintenance

Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including name or address changes and transfer requirements, should be directed to Mellon Investor Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660 (800) 526-0801, www.melloninvestor.com.

                             ELECTION OF DIRECTORS

The Board of Directors consists of twelve members divided into three equal classes, one of which is elected each year to succeed the directors whose terms are expiring. The nominees for election at the August 7, 2001 meeting are Melvyn E. Bergstein, Mark L. Gordon, John D. Loewenberg and John J. Sviokla. The persons named in the proxy card intend to vote for the election of each of these nominees unless you indicate that your vote should be withheld. If elected, the nominees will continue in office until their successors have been duly elected and qualified or until the earlier of their death, resignation or retirement. We expect each of the nominees to be able to serve if elected. If on account of death or unforeseen contingencies any of these persons is unavailable for election, the proxies will be voted for a substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MELVYN E. BERGSTEIN, MARK L. GORDON, JOHN D. LOEWENBERG AND JOHN J. SVIOKLA.

        Nominees for the Class of Directors Whose Terms Expire in 2004

Melvyn E. Bergstein co-founded Diamond Technology Partners Incorporated, which following the combination with Cluster Consulting in November 2000 changed its name to DiamondCluster International, Inc., in January 1994 and served as its Chairman, Chief Executive Officer and President until July 1, 1998 when Mr. Bergstein vacated the office of President in favor of Mr. Mikolajczyk.
Mr. Bergstein has been a member of DiamondCluster's Board of Directors since January 1994. Prior to co-founding DiamondCluster, Mr. Bergstein held several senior executive positions with Technology Solutions Company from 1991 to 1993. Prior to that time, Mr. Bergstein held several senior positions with other consulting firms, including twenty-one years in various positions with the Arthur Andersen & Co.'s consulting division, now Accenture LTD. Mr. Bergstein is a director of Simon Property Group Inc., a publicly-traded real estate investment trust. Age 59.


Mark L. Gordon has been a member of DiamondCluster's Board of Directors since August 1999. Mr. Gordon is an attorney with the law firm Gordon & Glickson LLC and has been a partner of that firm since August 1979, currently serving as its managing partner. Mr. Gordon founded Gordon & Glickson's technology practice and advises a wide range of emerging technology companies, including DiamondCluster, on business and legal matters. Age 50.

John D. Loewenberg has been a member of DiamondCluster's Board of Directors since October 1996. Mr. Loewenberg is currently managing partner and a consultant with JDL Enterprises, a consulting firm. From May 1995 through 1996 Mr. Loewenberg was an executive vice president and chief operating officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, Mr. Loewenberg held several senior management positions with Aetna Life and Casualty and its affiliates. Mr. Loewenberg is a director of Applix, Inc, CompuCom Systems, Inc., Sanchez Computer Associates, Inc. and DocuCorp International, Inc. Age 61.

John J. Sviokla joined DiamondCluster in September 1998 as a partner and Vice President and became a member of DiamondCluster's Board of Directors in August 1999. Since April 1, 2000 Dr. Sviokla has been a vice chairman. Prior to joining DiamondCluster, Dr. Sviokla was a professor at the Harvard Business School from October 1986 to August 1998. His pioneering work on "Marketspace" established Harvard's first course on electronic commerce. He co-authored the seminal articles "Managing in the Marketspace" and "Exploiting the Virtual Value Chain," both appearing in the Harvard Business Review. Dr. Sviokla has authored over 90 articles and cases, edited books and been a consultant to large and small companies around the world. He has been a guest professor at many universities including Kellogg, MIT, The London Business School, the Melbourne Business School and the Hong Kong Institute of Science and Technology. His current research and consulting focuses on how to help large companies unlock value in the new economy. Age 44.

                   Directors Whose Terms of Office Continue

Edward R. Anderson has been a member of DiamondCluster's Board of Directors since June 1994. Since November 2000 Mr. Anderson has been the Chairman of 2nd Wave, Inc. From July 1999 until July 2000 Mr. Anderson was the chairman and chief executive officer of E-Certify Corp. From January 1994 to July 1999 he was president, chief operating officer and director of CompuCom Systems, Inc., having joined CompuCom as chief operating officer in August 1993. From 1988 to 1993 Mr. Anderson served as president and chief operating officer of ComputerLand USA. Prior to that time, Mr. Anderson held executive and management positions with The Computer Factory, W.R. Grace & Company, and the American Express Company. Age 54. Term expires in 2002.

Donald R. Caldwell has been a member of DiamondCluster's Board of Directors since June 1994. Since March 1999 Mr. Caldwell has been the chief executive officer of Cross Atlantic Technology Fund, L.P. From February 1996 to March 1999 Mr. Caldwell was president and chief operating officer and a director of Safeguard Scientifics, Inc. From April 1991 to December 1993 Mr. Caldwell was the president of Valley Forge Capital Group, Ltd. Prior to that time, Mr. Caldwell held various executive and management positions with a predecessor company of Cambridge Technology Partners (Massachusetts), Inc. and Arthur Young & Co., a predecessor to Ernst & Young, LLP. Mr. Caldwell currently serves on the Board of Directors of First Consulting Group in addition to numerous privately held companies and other civic organizations. Age 55. Term expires in 2003.

Adam J. Gutstein co-founded DiamondCluster in January 1994 and has served as a partner and Vice President since inception and as a member of DiamondCluster's Board of Directors since August 1999. From July 1998 until April 2000 Mr. Gutstein served as Chief Operating Officer. From April to November 2000 Mr. Gutstein served as President and since November 2000 Mr. Gutstein has served as President, North America. Prior to joining DiamondCluster, Mr. Gutstein was a vice president at Technology Solutions Company and a manager with Andersen Consulting, now Accenture LTD. Age 38. Term expires in 2002.

Alan C. Kay has been a member of DiamondCluster's Board of Directors since June 1996 and is currently vice president of research and development for Walt Disney Imagineering, Inc. and a Disney fellow. From 1984 to 1996 Dr. Kay was an Apple fellow at Apple Computer, Inc. Prior to that time Dr. Kay held scientific positions at Atari Corporation and Xerox Palo Alto Research Center. He was a research associate and lecturer in computer science at Stanford University from 1969-1971. Age 61. Term expires in 2003.

Michael E. Mikolajczyk co-founded DiamondCluster joining the Company in April 1994 and serving as a member of the Board of Directors since then. From April 1994 until July 1998 Mr. Mikolajczyk also served as DiamondCluster's Senior Vice President, Chief Financial and Administrative Officer. From July 1998 until April 2000 Mr. Mikolajczyk served as President. In July 1999 he became Secretary and since April 1, 2000 he has also been a vice chairman. Prior to joining DiamondCluster, he served as senior vice president of finance and administration and chief financial officer for Technology Solutions Company. Prior to that time, Mr. Mikolajczyk held several senior financial and corporate development positions at MCI Telecommunications Corporation. Age 49. Term expires in 2003.

Christopher J. Moffitt co-founded DiamondCluster in January 1994 and served as DiamondCluster's senior vice president and secretary until July 1, 1999. He has been a member of DiamondCluster's Board of Directors since January 1994. Since January 2001 Mr. Moffitt has been Chairman, CEO and President of Rubicon Technology, Inc. From 1988 to 1993 he served as senior vice president of Technology Solutions Company. Prior to that time, Mr. Moffitt held several consulting positions and senior technology positions with Arthur Young & Co., a predecessor to Ernst & Young, LLP, Neiman Marcus and Electronic Data Systems. Age 46. Term expires in 2002.

Javier Rubio has served as DiamondCluster's President, Europe and Latin America since the consummation of the business combination between the Company and Cluster Consulting in November 2000. Mr. Rubio founded Cluster in 1993 and served as its Chairman and Chief Executive Officer. Prior to founding Cluster, Mr. Rubio held several senior positions with other consulting firms, including seven years in various positions with the MAC Group (Gemini Consulting) and the Monitor Company. Mr. Rubio is a top advisor to CEOs and a respected voice in the telecom industry across Europe. Mr. Rubio's expertise in telecom ranges from mobile, satellite and fixed network to CATV. He has worked on multiple assignments for a variety of Fortune 500 companies such as AT&T, Vodafone-AirTouch, Ericsson and British Telecom, assisting them with strategic decision making. Age 40. Term expires in 2003.

Arnold R. Weber has been a member of DiamondCluster's Board of Directors since November 1999. Mr. Weber has been President Emeritus of Northwestern University since July 1998 and was its 14th president from 1984 to 1994. From 1995 to 1999 he served as president of the Civic Committee of the Commercial Club of Chicago, a leading business and civic organization in Chicago. Mr. Weber has been a member of the faculty at the Graduate School of Business at the University of Chicago, Stanford University and the Massachusetts Institute of Technology. Mr. Weber is a trustee of the Museum of Science and Industry, the Committee for Economic Development, the Aspen Institute and the University of Notre Dame. He has received honorary degrees from various universities including Notre Dame, the University of Colorado, Loyola University of Chicago, Northwestern University and the University of Illinois. Mr. Weber is a director of Aon Corporation, John Deere & Company, and the Tribune Company. Age 71. Term expires in 2002.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

DiamondCluster's business, property and affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed through discussions with the Chairman and officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. Currently, the Board has Audit and Compensation committees. Although the Board does not have a formal nominating committee, the Compensation Committee fulfills this function. During fiscal 2001 the Board held eight meetings and acted by written consent four times. During fiscal 2001 all directors attended at least 75% of the total meetings held by the Board and by the committees on which they served with the exception of Mr. Anderson who did not attend either of the Compensation Committee meetings and Mr. Caldwell who attended three of the five Audit Committee meetings.

Audit Committee; Audit Committee Report

The Audit Committee has authority to review and recommend to the Board of Directors internal accounting and financial controls and accounting principles and auditing practices and procedures to be employed in the preparation and review of the Company's financial statements. The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met five times during fiscal 2001. The Audit Committee's Charter is attached to this proxy statement as Annex A. The Audit Committee has furnished the following report for the 2001 fiscal year:


In connection with the March 31, 2001 consolidated financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with KPMG LLP, the Company's independent public accountants, the matters required by Statement on Auditing Standards No. 61; and (iii) received and discussed with KPMG LLP matters required by Independence Standards Board Statement No. 1. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                         Donald R. Caldwell, Chairman
                                Mark L. Gordon
                              John D. Loewenberg

Compensation Committee

The Compensation Committee has authority to review and recommend to the Chief Executive Officer and the Board of Directors policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee met twice during fiscal 2001. All decisions regarding managerial employee compensation were reviewed with and made by the Board of Directors as a whole.

Compensation of Directors

Directors receive no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors are granted options to purchase Class A Shares at the discretion of the Board of Directors. The exercise price of each option is equal to the fair market value of a Class A Share on the date of grant. The options vest over periods ranging from one to five years and have terms ranging from five to seven years. The following table provides information on stock options granted to non-employee directors in fiscal 2001.

         Options Granted to Non-Employee Directors During Fiscal 2001

                                                                      Potential
                                                                  Realizable Value
                                                                  at Assumed Annual
                                                                   Rates of Stock
                    Number of   Percent of                              Price
                      Shares   Total Options                      Appreciation for
                    Underlying  Granted to   Exercise               Option Terms*
                     Options   Directors in  Price Per Expiration -----------------
Name                 Granted    Fiscal Year    Share      Date       5%       10%
----                ---------- ------------- --------- ----------    --    --------
Edward R. Anderson    10,000       16.6%      $30.81    2-19-08   $125,428 $292,300
Donald R. Caldwell    10,000       16.6%      $30.81    2-19-08   $125,428 $292,300
Mark L. Gordon        10,000       16.6%      $30.81    2-19-08   $125,428 $292,300
Alan C. Kay           10,000       16.6%      $30.81    2-19-08   $125,428 $292,300
John D. Loewenberg    10,000       16.6%      $30.81    2-19-08   $125,428 $292,300
Arnold R. Weber       10,000       16.6%      $30.81    2-19-08   $125,428 $292,300

* The amounts shown are calculated assuming that the market value of the common stock issuable upon exercise of the option is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of common stock from the date of grant to the end of the option term of 5% and 10%, respectively. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of Class A Shares. The actual value, if any, a director will realize will depend on the excess of the market price for Class A Shares on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated.

                            EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for the Company's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal years ending March 31, 2001, 2000 and 1999.

                         Summary Compensation Table(1)

                                                                  Long Term
                                                                Compensation
                                                              Awards/Securities
Name and Principal      Fiscal                   Other Annual    Underlying        All Other
Position                 Year   Salary   Bonus   Compensation      Options      Compensation(2)
------------------      ------ -------- -------- ------------ ----------------- ---------------
Melvyn E. Bergstein      2001  $550,000 $275,000       --           45,400          $4,956
 Chairman & CEO          2000   525,000  252,000       --           30,600           4,902
                         1999   500,000  225,000    $2,297             --            8,550

Michael J. Connolly      2001   375,000  187,500     1,019         173,300           1,037
 President Global        2000   350,000  168,000       --           82,800           1,026
 DiamondCluster          1999   275,000  123,750       626          28,701             941
 MarketSpace Solutions

Adam J. Gutstein         2001   425,000  212,500       --          173,900           1,037
 President, North        2000   400,000  192,000       --           42,900           1,026
 America                 1999   350,000  157,500       --              --            1,254

Michael E. Mikolajczyk   2001   450,000  225,000       --           44,200           1,729
 Vice Chairman &         2000   425,000  204,000       --           28,800           1,710
 Secretary               1999   400,000  180,000       --              --            3,306

John J. Sviokla          2001   400,000  200,000       267         113,600           1,153
 Vice Chairman           2000   375,500  180,000       --           45,400           1,140
                         1999   204,219  136,100       --          114,001             646

1 The compensation described in this table does not include (i) medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of DiamondCluster or (ii) certain perquisites and other personal benefits, securities, or property received by the Named Officers which do not in the aggregate exceed the lesser of $50,000 or 10% of the Named Officer's salary during the fiscal year.

2 Represents the excess of the group life insurance premium paid on behalf of the Named Officer in the respective fiscal year over the premium for life insurance generally available to all salaried employees.

              Options Granted to Named Officers During Fiscal 2001

                                                                       Realizable Value at
                        Number of   Percent of                         Assumed Stock Price
                          Shares   Total Options                        Appreciation for
                        Underlying  Granted to   Exercise                Option Terms(1)
                         Options   Employees in  Price Per Expiration ---------------------
Name                     Granted    Fiscal Year    Share      Date        5%        10%
----                    ---------- ------------- --------- ---------- ---------- ----------
Melvyn E. Bergstein       20,400           (2)    $60.35     4/18/07  $  501,198 $1,168,004
                          25,000           (2)    $25.61    12/19/05  $  176,889 $  390,879

Michael J. Connolly       23,300           (2)    $60.35     4/18/07  $  572,446 $1,334,043
                          25,000           (2)    $25.61    12/19/05  $  176,889 $  390,879
                         125,000          1%      $28.10     1/02/08  $1,429,940 $3,332,369

Adam J. Gutstein          23,900           (2)    $60.35     4/18/07  $  587,157 $1,368,396
                          25,000           (2)    $25.61    12/19/05  $  176,889 $  390,879
                         125,000          1%      $28.10     1/02/08  $1,429,940 $3,332,369

Michael E. Mikolajczyk    19,200           (2)    $60.35     4/18/07  $  471,715 $1,099,297
                          25,000           (2)    $25.61    12/19/05  $  176,889 $  390,879

John J. Sviokla           23,600           (2)    $60.35     4/18/07  $  579,817 $1,351,220
                          25,000           (2)    $25.61    12/19/05  $  176,889 $  390,879
                          65,000           (2)    $28.10     1/02/08  $  743,569 $1,732,832

1 This table is presented solely for purposes of complying with the rules of the Securities and Exchange Commission and does not necessarily reflect the amounts the Named Officers will actually receive upon any sale of the shares acquired upon exercise of the options. The amounts shown are calculated assuming that the market value of the common stock issuable upon exercise of the option is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of common stock from the date of grant to the end of the option term of 5% and 10%, respectively. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, the Named Officer will realize will depend on the excess of the market price for shares of the common stock on the date the option is exercised over the exercise price. Accordingly, there is no assurance that the above value realized by a Named Officer will be at or near the value estimated.

2  Less than 1%

            Options Exercised by Named Officers During Fiscal 2001

                                            Number of Securities      Value of Unexercised
                         Shares            Underlying Unexercised     In the Money Options
                        Acquired          Options at March 31, 2001   as of March 31, 2001
                           on     Value   ------------------------- -------------------------
Name                    Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                    -------- -------- ----------- ------------- ----------- -------------
Melvyn E. Bergstein         --       --     13,848       133,558          --           --
Michael J. Connolly         --       --      8,041       277,094      $29,248      $86,832
Adam J. Gutstein         17,245  945,329     7,905       256,753          --       $31,064
Michael E. Mikolajczyk   24,750  254,430    11,747       122,884          --       $46,279
John J. Sviokla          12,996  321,155     9,104       235,421          --       $59,220

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Anderson, Caldwell, Gordon, Kay, Loewenberg and Weber. None of the Named Officers has served on the board of directors or compensation committee of any other entity whose officers served either on DiamondCluster's Board of Directors or its Compensation Committee. The Compensation Committee met twice during fiscal year ended March 31, 2001. For fiscal 2001, recommendations concerning the aggregate compensation of all of DiamondCluster's partners (including its Named Officers) were made to the Board of Directors by DiamondCluster's Chief Executive Officer and DiamondCluster's Worldwide Operating Committee (formerly the Management Committee), and decisions regarding such compensation were made by the full Board of Directors. Under the terms of the Partners' Operating Agreement, allocations among DiamondCluster's partners (including its executive officers) are made by the Worldwide Operating Committee upon approval of the aggregate amount of such compensation by the Board of Directors and the approval of the actual allocations by at least seventy percent of DiamondCluster's partners.

Report of the Compensation Committee on Executive Compensation

The Board of Directors has furnished the following report on executive compensation:

The compensation of the Named Officers and all other officers who have been promoted as a "partner" of DiamondCluster was determined in accordance with the Partners' Operating Agreement and the Partners' Compensation Program, as in effect during fiscal year 2001. Under these agreements, officers' compensation was approved by DiamondCluster's Worldwide Operating and Management Compensation committees, non-board committees composed of partners and established under the Partners' Operating Agreement, and by the Board of Directors. The purpose and design of this structure is to provide a combination of base salary, bonus and equity to DiamondCluster's partners that will link individual rewards to DiamondCluster's success, motivate teamwork, encourage the partners to maintain equity interests in DiamondCluster and reward individual performance.

Base salaries are established on the basis of the partners' experience and contributions to DiamondCluster. Bonuses are based on DiamondCluster's achievement of certain financial targets established in its annual business plan. The Partners' Compensation Program provides that the bonus will be paid in cash. The Named Officers, as partners, share in a bonus pool funded pursuant to a formula that first provides for a return on revenue and for bonuses to non-partner employees. Target bonuses for all partners, as a percentage of base salary, are established prior to the fiscal year in which they take effect.

CEO Compensation. Mr. Bergstein's salary for the year ended March 31, 2001 was $550,000 plus a bonus of $275,000 as compared to $525,000 plus a $252,000 bonus for the prior fiscal year. Mr. Bergstein's compensation was based on his leadership of DiamondCluster; DiamondCluster's dramatic growth since being founded in early 1994 (including its acquisition during 2001 of Cluster

Telecom B.V., a pan-European consulting firm); his contributions to recruiting key employees and directors; and his contribution to the revenues of DiamondCluster by attracting significant clients and by actively participating in serving DiamondCluster's clients. As with all other partners, Mr. Bergstein's compensation as Chief Executive Officer is subject to the approval of the Worldwide Operating Committee, the Management Compensation Committee, the partners and the Board of Directors. The Board of Directors believes his compensation is reasonable.

Policy on Qualifying Compensation. Section 162(m) of the Internal Revenue Code ("Code") provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to Named Officers that is not "performance-based" as defined in Section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under
Section 162(m), DiamondCluster's discretion to grant awards must be limited. The Board of Directors believes that the benefit of retaining the ability to exercise discretion under DiamondCluster's incentive compensation plans outweighs the risk of loss of tax deductions under Section 162(m). Historically, DiamondCluster did not seek to qualify its incentive compensation plans under Section 162(m).

                              Edward R. Anderson
                              Donald R. Caldwell
                                Mark L. Gordon
                                  Alan C. Kay
                              John D. Loewenberg
                           Arnold R. Weber, Chairman

                      STOCK PRICE PERFORMANCE PRESENTATION

                COMPARISON OF 49 MONTH CUMULATIVE TOTAL RETURN*

                   AMONG DIAMONDCLUSTER INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX


                              [PERFORMANCE GRAPH]

                                                           Cumulative Total Return
                                       ----------------------------------------
------------------------
                                       2/25/1997     3/97      3/98       3/99       3/00        3/01
DIAMONDCLUSTER INTERNATIONAL, INC.      100.00       72.73     330.30     279.55    1,195.45     157.96
NASDAQ STOCK MARKET (U.S.)              100.00       90.73     137.53     185.80      345.60     138.36
RUSSELL 2000                            100.00       93.56     132.87     111.27      152.77     129.36

     * $100 INVESTED ON 2/25/97 IN STOCK OR INDEX -
       INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDING MARCH 31.

Partners' Operating Agreement

Vice presidents of the Company are also referred to as "partners." All partners of the Company are bound by the Partners' Operating Agreement, which provides (among other things) procedures for the (i) nomination of candidates to the office of Chief Executive Officer (subject to the veto of the Board of Directors), (ii) removal and retention of the Chief Executive Officer (who may also be removed by the Board for specified reasons), (iii) admission and removal of partners, and (iv) determination of the compensation of management personnel.

Voting and Stock Restriction Agreement

Employee-stockholders have agreed to be bound by the Second Amended and Restated Voting and Stock Restriction Agreement in connection with acquisition of Class B Shares. The Voting and Stock Restriction Agreement provides (among other things) for (i) the employee-stockholders' grant of a proxy to the Chief Executive Officer of the Company conveying the right to vote their Class B Shares, (ii) rights of first offer of the Company to purchase Class B Shares offered by employee-stockholders, and (iii) restrictions on the transferability of the certain shares of Common Stock.

Certain Relationships and Related Transactions

It is the Company's policy to reimburse private airplane travel expenses in connection with Company business in order to minimize the time spent by employees traveling to client sites given the unreliability of commercial air travel, accommodate client schedules and transport entire engagement teams to and from client sites efficiently and economically, provided the cost of such travel is at or below prevailing market rates for private or chartered aircrafts. During the period April 1, 2000 through March 31, 2001 the Company reimbursed Mr. Bergstein $194,467 and Mr. Gutstein $97,022 for business-related travel on KingAir 350 airplanes they each directly own.

                            PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of May 31, 2001 (except as otherwise indicated) regarding the beneficial ownership of DiamondCluster's common stock for:

  . each person who is known to DiamondCluster to be the beneficial owner of more than 5% of the Class A Common Stock;

  . each person who is known to DiamondCluster to be the beneficial owner of more than 5% of the Class B Common Stock;

  .  DiamondCluster's directors and nominees;

  .  the Named Officers; and

  .  all executive officers and directors as a group.

Beneficial ownership of Class A and Class B Shares has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the amounts in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A or Class B Shares.

                   Amount and Nature of Beneficial Ownership

                                                          Number of Percent of
Name and Address                                 Class(1)  Shares    Class(2)
----------------                                 -------- --------- ----------
AIM Funds
 P.O. Box 4333
 Houston, TX 77210-4333                          Class A  3,610,940    16.3
Melvyn E. Bergstein, individually(3,4)           Class A    661,528     3.0
                                                 Class B    109,022     1.3
Melvyn E. Bergstein, as proxy holder(5)          Class A        --      --
                                                 Class B  8,092,635    99.1
Michael J. Connolly(3,5,6)                       Class A        --      --
                                                 Class B     46,532      **
Adam J. Gutstein(3,5,7)                          Class A     23,140      **
                                                 Class B    172,932     2.1
Michael E. Mikolajczyk(3,5,8)                    Class A     40,682      **
                                                 Class B    479,787     5.9
Javier Rubio(5,9)                                Class A        --      --
                                                 Class B  2,236,596    27.4
John J. Sviokla(3,5,10)                          Class A      8,750      **
                                                 Class B     35,927      **
Edward R. Anderson                               Class A     17,960      **
                                                 Class B        --      --
Donald R. Caldwell(11)                           Class A     67,275      **
                                                 Class B        --      --
Mark L. Gordon(11)                               Class A     22,500      **
                                                 Class B        --      --
Alan C. Kay(12)                                  Class A    125,002      **
                                                 Class B        --      --
John D. Loewenberg(13)                           Class A     28,350      **
                                                 Class B        --      --
Christopher J. Moffitt(14)                       Class A    178,221      **
                                                 Class B        --      --
Arnold R. Weber(11)                              Class A      7,500      **
                                                 Class B        --      --
All executive officers and directors as a group
 (15 persons)(5,15)                              Class A  1,283,855     5.8
                                                 Class B  8,324,232   100.0

**Less than 1% of the class outstanding.

(1) In the event that a Class B Share is transferred to any party other than a "permitted holder" (generally an employee of the Company or a company or partnership controlled by the employee or the Company) or if a beneficial or record holder of a Class B Shares ceases to be a permitted holder, the share is automatically and immediately converted into a Class A Shares. Class A Shares may not be converted into Class B Shares.

(2) Solely for the purpose of determining beneficial ownership herein, the number of shares of common stock deemed outstanding as of May 31, 2001
     (i) assumes 22,115,426 Class A Shares and 8,166,507 Class B Shares were outstanding as of such date, and (ii) includes additional shares of common stock issuable pursuant to options or warrants held by such owner which may be exercised within 60 days after March 31, 2001 ("presently exercisable options"), as set forth below.

(3) The address of each of Messrs. Bergstein, Connolly, Gutstein, Mikolajczyk and Sviokla is Suite 3000 John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois 60611.

(4) Excludes 149,870 Class A Shares held in trust for certain members of the Bergstein family. Includes 400,000 shares that have been contributed to a grantor retained annuity trust. Includes 35,150 Class B Shares issuable pursuant to presently exercisable options.

(5) All holders of Class B Shares, including Messrs. Connolly, Gutstein, Mikolajczyk, and Sviokla, have granted to Mr. Bergstein, as the current Chief Executive Officer, the right to vote such shares pursuant to the terms of irrevocable proxies. See "Voting and Stock Restriction Agreement." As of May 31, 2001 includes 8,092,635 Class B Shares subject to such proxies.

(6) Includes 35,448 Class B Shares issuable pursuant to presently exercisable options.

(7) Includes 28,629 Class B Shares issuable pursuant to presently exercisable options.

(8) Includes 29,957 Class B Shares issuable pursuant to presently exercisable options.

(9) Includes 2,236,596 million shares of class B stock, owned indirectly through his investment in Imison Investments N.V.

(10) Includes 17,904 Class A Shares issuable pursuant to presently exercisable options.

(11) Includes 7,500 Class A Shares issuable pursuant to presently exercisable options.

(12) Consists of 125,002 Class A Shares issuable pursuant to presently exercisable options.

(13) Includes 28,350 Class A Shares issuable pursuant to presently exercisable options.

(14) Includes 11,116 Class A Shares issuable pursuant to presently exercisable options.

(15) Includes in the aggregate 186,968 Class A Shares and 157,725 Class B Shares issuable pursuant to presently exercisable options held by all directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("10% owners") to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and Nasdaq. Officers, directors and 10% owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. During fiscal year 2001 one Form 4 on behalf of Mr. Gutstein and one Form 5 on behalf of each of Messrs. Anderson, Gordon, Kay, Loewenberg and Weber were not timely filed.

          PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION

The DiamondCluster Board of Directors has determined that it is advisable and in the best interests of stockholders to amend its Restated Certificate of Incorporation to increase the aggregate authorized shares of Class A Shares to 200,000,000 and to increase the aggregate authorized shares of Class B Shares to 100,000,000. Currently, DiamondCluster is authorized to issue a total of 100,000,000 Class A Shares and 20,000,000 Class B Shares of which 21,642,431 and 8,751,545 shares, respectively, were issued and outstanding as of May 31, 2001. Class B Shares have the same rights, preferences and priorities of shares of Class A Common Stock, par value $0.001 per share ("Class A Shares") except that:

  . Each Class B Share has five votes per share on each matter submitted to a vote of stockholders and Class A Shares has one vote per share.

  .  Class B Shares may only be owned by "permitted holders," which include
     (i) employees of DiamondCluster or its majority-owned subsidiaries ("DiamondCluster Employees"); (ii) a corporation, company, limited liability company or partnership controlled by a DiamondCluster Employee(s); (iii) a trust for the primary benefit of a DiamondCluster Employee or his or her spouse and lineal ancestors or descendants; or
     (iv) DiamondCluster.

  . Class B Shares automatically convert to Class A Shares upon the transfer of beneficial or record ownership to a non-permitted holder.

Each holder of Class B Shares has agreed to the terms of the Voting and Stock Restriction Agreement pursuant to which each holder has granted a proxy to DiamondCluster's chief executive officer to vote the holder's Class B Shares.

Since its founding, DiamondCluster has believed that stock-based compensation is critical to its ability to attract, reward and retain the caliber of professionals essential to the success of a professional consulting services firm, whose assets are its employees. As of May 31, 2001, there were 8,166,507 Class B Shares issued and outstanding and unexercised options to purchase 19,638,112 Class B Shares, of which 2,125,867 are currently exercisable. In addition, in February 2001 DiamondCluster adopted a Stock Option Rehabilitation Program under which employees (other than employee directors and senior officers) were given the opportunity to make irrevocable decisions to surrender all options exercisable for Class B Shares ("Class B Options") in exchange for Class B Options to be issued six months and one day from the surrender date, The number of rehabilitation options granted will range from 75% to 100% of the number of options surrendered. Generally, the exercise price of rehabilitation options will be the fair market value on the grant date and will become exercisable over a four-year period . Based on the number of (i) currently outstanding Class B Shares, (ii) currently outstanding Class B Options, (iii) Class B Options required in connection with the Rehabilitation Program, (iv) Class B Shares required in connection with the Company's Employee Stock Purchase Plan,(v) Class B Options necessary to meet hiring and retention needs for the foreseeable future, and (vi) Class B Shares and/or Class B Options that may be required in connection with future acquisitions, the Board of Directors believes that the number of authorized Class B Shares should be increased from 20,000,000 to 100,000,000.

The increase in authorized Class A Shares is proposed in order to accommodate the possibility that all Class B Shares (assuming all options for Class B Shares are exercised) could be converted to Class A Shares. In addition, the increase in Class A Shares will permit the Company to issue stock in connection with future acquisitions or pursuant to existing or newly created stock benefit plans.

The authorization of additional Class B Shares could increase the likelihood that management will remain in control of DiamondCluster as a result of the proxies held by the chief executive officer to vote all Class B Shares under the Voting and Stock Restriction Agreement. Additional Class A or B Shares could be issued in one or more transactions that would have the effect of preventing or delaying a transfer of control of DiamondCluster; however, the proposed amendment is not being recommended in response to any specific effort of which DiamondCluster is aware to effect a transfer or obtain control of the Company. As of May 31, 2001, the Chief Executive Officer had proxies to vote 100% of outstanding Class B Shares. In addition, the future issuance of additional Class A or B Shares could have the effect of diluting the revenues and earnings per share of the Class A and Class B Shares.

If approved, the amendment will become effective upon filing of an amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCREASE IN AUTHORIZED CLASS B SHARES.

               PROPOSAL TO AMEND THE 1998 EQUITY INCENTIVE PLAN

The Company's Board of Directors has determined that it is advisable and in the best interests of the stockholders to amend DiamondCluster's 1998 Equity Incentive Plan to increase the number of Class B Shares subject to the plan from 13,000,000 to 28,000,000 shares.

The 1998 Plan was adopted to promote the long-term success of DiamondCluster and its stockholders by strengthening DiamondCluster's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in DiamondCluster by selected directors, partners and officers and employees.

Summary of the 1998 Plan

The following summary of the 1998 Plan is qualified in its entirety by reference to the full text of the 1998 Plan as amended, which is attached as Annex B.

Eligibility. Any employee of (i) DiamondCluster, (ii) any entity that is directly or indirectly controlled by DiamondCluster or (iii) any entity in which DiamondCluster has a significant equity interest is eligible to receive one or more awards under the 1998 Plan. Non-employee directors and bona fide third party consultants of DiamondCluster are considered "employees" eligible to receive awards, but only for purposes of nonqualified stock options. As of March 31, 2001, DiamondCluster had 1,478 employees.

Awards. Under the 1998 Plan, participants may receive Stock Appreciation Rights ("SARs") or stock awards when and as approved by the Worldwide Operating Committee. Awards may be granted singly, in combination, in tandem or in combination or in tandem with, in replacement of, as alternatives to or as the payment for grants or rights under any other compensation plan or individual contract or agreement of DiamondCluster, including the plan of any acquired entity.

Stock Options. A stock option represents a right to purchase a specified number of Class B Shares during a specified period as determined by the Worldwide Operating Committee. The purchase price per share for each stock option will not be less than 100% of fair market value of a Class A Share on the date of the grant, subject to certain exceptions. A stock option may be in the form of an incentive stock option ("ISO"), which complies with Section 422 of the Code, or a nonqualified stock option. The price at which shares may be purchased under a stock option must be paid in full by the holder of the stock option at the time of exercise in cash or pursuant to such other method permitted by the Worldwide Operating Committee, including tendering Class B Shares, third-party exercise transactions or any combination of such methods.

Stock Appreciation Rights. SARs generally represents a right to receive a payment, in cash and/or shares, equal to the excess of the fair market value of a specified number of Class B Shares on the date an SAR is exercised over the fair market value on the date the SAR was granted as set forth in the applicable award agreement. "Fair market value," for all purposes of the 1998 Plan, means the average of the closing price of a Class A Share on the Nasdaq National Market for the ten trading days immediately preceding the date of the grant.

Stock Awards. A stock award is a grant made or denominated in Class B Shares or units equivalent to Class B Shares. All or part of any stock award may be subject to conditions and restrictions established by the Worldwide Operating Committee and set forth in the applicable award agreement, which may include continuous service with DiamondCluster or the achievement of performance goals.

The Worldwide Operating Committee may provide that awards under the 1998 Plan earn dividends or dividend equivalents payable currently or credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to restrictions and conditions the Worldwide Operating Committee establishes, including reinvestment in additional shares or share equivalents.

The aggregate number of Class B Shares that may be transferred to participants under the 1998 Plan, as proposed to be amended, is 28,000,000. The aggregate number of Class B Shares that may be covered by awards granted to any single individual under the 1998 Plan cannot exceed 250,000 shares per fiscal year of DiamondCluster. The aggregate number of Class B Shares that may be granted in the form of ISOs will be 28,000,000 if the proposed amendment is adopted. Shares subject to awards under the 1998 Plan which expire, terminate or are canceled prior to exercise, or in the case of stock awards, do not vest, become available for the granting of other awards under the 1998 Plan.

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of DiamondCluster's assets to stockholders or any other change affecting the Class B Shares or share price, the Worldwide Operating Committee may, but is not required to, adjust (i) the aggregate number of Class B Shares issuable under the 1998 Plan, (ii) each outstanding award made under the 1998 Plan and (iii) the exercise price per share for any outstanding stock options, SARs or similar awards under the 1998 Plan.

Payment of awards may be in the form of cash, Class B Shares, other awards or combinations thereof as the Worldwide Operating Committee determines at the time of the grant with such restrictions as it may impose. The Worldwide Operating Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 1998 Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

Awards granted under the 1998 Plan may not be transferred or assigned other than: (i) by will or the laws of descent and distribution, (ii) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 of the Exchange Act as in effect when the transfer occurs and the Board of Directors does not rescind this provision prior to such transfer, or (iii) pursuant to a domestic relations order (as defined by the Code).

The Worldwide Operating Committee may make any amendment to the 1998 Plan it deems necessary or appropriate other than an amendment to increase the maximum number of shares issuable under the plan, which requires approval of DiamondCluster's stockholders. The Board of Directors may suspend or terminate the 1998 Plan at any time provided that the suspension or termination does not adversely affect outstanding awards.

Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will DiamondCluster be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value on the exercise date.

2. In the case of an exercise of an SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Class B Shares received at fair market value on the exercise date.

3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Class B Shares will not be taxable to the recipient as ordinary income until the year in which his or her interest in the Class B Shares is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the Class B Shares are received, rather than when his or her interest in the Class B Shares is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

4. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the fair market value on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

5. Upon exercise of a nonqualified option or SAR, the award of stock or the recognition of income on restricted stock, DiamondCluster will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. DiamondCluster does not receive an income tax deduction as a result of the exercise of an ISO provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and DiamondCluster will generally be entitled to a deduction in the same amount.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO DIAMOND'S 1998 EQUITY INCENTIVE PLAN.

        APPROVAL OF AMENDMENT TO THE DIAMONDCLUSTER INTERNATIONAL, INC.

                       EMPLOYEE STOCK PURCHASE PLAN


The Company's Board of Directors has determined that it is advisable and in the best interests of the stockholders to amend the DiamondCluster International, Inc. Employee Stock Purchase Plan (the "ESPP"). In August 1999, stockholders adopted the ESPP, which provides the Company's employees with an attractive opportunity to purchase the Company's Class B Shares at a discount through payroll deductions. The Company designed the ESPP so that participating employees and the Company would receive favorable tax treatment (described below). A committee (the "Committee") comprised of certain senior officers administers the ESPP.

As initially adopted the ESPP authorized 900,000 Class B Shares (post-split adjusted) to be available for issuance under the ESPP. As a result of the significant number of employees that have joined the Company since the inception of the ESPP and the Company's decision to make the ESPP available on a global basis, it is necessary to increase the number of shares available for issuance under the ESPP. In June 2001 the Board approved, subject to stockholder approval, an amendment to the ESPP that would increase the number of authorized shares issuable under the ESPP by 1,500,000 shares, as well as certain other non-material amendments, such as renaming the ESPP to be the "DiamondCluster International, Inc. Employee Stock Purchase Plan."

The initial enrollment date for the ESPP was April 29, 1999 with additional opportunities to enroll on any July 1, October 1, January 1 or April 1 during the term of the ESPP (the "Enrollment Date"). The proposed amendments to the ESPP revise the enrollment dates effective July 1, 2001 to each November 1, February 1, May 1 and August 1 in order to correspond with the Company's "window" periods for the trading of its securities. Eligible employees remain enrolled for 24 months after the applicable Enrollment Date unless the employee changes the amount of his or her payroll deductions or withdraws from the ESPP. Upon enrollment, an employee is granted the right to purchase Class B Shares under the ESPP.

Eligible employees may elect on a quarterly basis on any Enrollment Date to have up to 10% of their gross base salary deducted and paid into the ESPP throughout the upcoming quarter, except that no employee may purchase shares having an aggregate market value of more that $6,250 for any quarter even if that amount is with in 10% of their gross base salary. An employee may terminate his or her participation any time before the end of the quarter and receive a refund in cash of amounts deducted for that quarter. At the end of the quarter the amount deducted is automatically applied toward the purchase of the Class B Shares at a discount price (the "Discount Price") that is the lesser of:

      85% of the Fair Market Value of Class B Shares on the Enrollment
      Date, or

      85% of the Fair Market Value of Class B Shares on the purchase date on the last day of the quarter (the "Purchase Date").

"Fair Market Value" is the average of the closing price of a Class A Shares on the Nasdaq National Market System for the ten trading days immediately preceding the Enrollment or Purchase Date, as applicable. The closing price of Class A Shares on June 26, 2001 was $10.46.

Shares for the ESPP are purchased by the Company in the open market (in accordance with regulations of the Securities and Exchange Commission) or, at the discretion of the Committee, are previously acquired treasury or authorized and unissued shares. As amended, a total of 2,325,000 shares, representing approximately 7.6% or the total shares currently outstanding, may be sold under the ESPP.

All active full-time and part-time employees of the Company and subsidiaries accepted into the ESPP are eligible to participate in the ESPP, except that no employee who, immediately after subscribing for shares under the ESPP, would own stock having 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is eligible to participate in the ESPP.

The Board or the Committee can, without further stockholder approval, terminate or amend the ESPP at any time as long as the amendment does not change the number of shares authorized or cause the ESPP not to meet the applicable requirements of Code Section 423.

The foregoing summary of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is attached as Annex C.

Federal Income Tax Consequences. The Company believes the ESPP is an "employee stock purchase plan" under the Code. As such, employees who participate in the ESPP do not recognize income (and the Company does not receive a deduction) at the time they purchase shares, even though the employees receive the benefit of the Discount Price. Employees do, however, recognize income when they sell or dispose of the shares.

The tax consequences to an employee of selling or disposing of shares generally depends on how long he or she holds the shares. If an employee sells or disposes of shares within two years after the Enrollment Date, he or she will recognize ordinary income to the extent the Fair Market Value of the shares on the Purchase Date exceeded the Discount Price. Provided any employee sells the shares at least one year after the Purchase Date, any additional gain is capital gain. The Company may take a tax deduction in the amount of any ordinary gain realized by the employee under this scenario. In contrast, if the employee sells or disposes of the shares at least one year after the Enrollment Date and two years after the Purchase Date, he or she will recognize ordinary income only to the extent of 15% of the Fair Market Value of the shares on the Enrollment or Purchase Date, whichever is less (not to exceed the gain realized in the sale or disposition). Any additional gain is capital gain. The Company may take a tax deduction in the amount of any ordinary gain realized by the employee under this scenario. The forgoing is only a summary of federal income tax consequences to the Company and participating employees and does not cover the tax consequences that might arise in every individual circumstance.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DIAMONDCLUSTER INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN.

        APPROVAL OF ADOPTION OF THE DIAMONDCLUSTER INTERNATIONAL, INC.
                     EMPLOYEE STOCK PURCHASE PLAN--BRAZIL

The Company's Board of Directors believes that it is advisable and in the best interests of the stockholders to adopt the DiamondCluster International, Inc. Employee Stock Purchase Plan--Brazil (the "Brazil ESPP") because the Company is unable to offer the attractive benefits of the ESPP (e.g., the opportunity for employees to purchase shares so that they think and act like owners) to employees residing in Brazil without making changes to the contribution terms for such employees required by Brazilian laws that could result in disqualifying the ESPP from receiving favorable tax treatment under the Code. For these reasons, the Board has approved, subject to stockholder approval, the adoption of a separate employee stock purchase plan to cover solely employees residing in Brazil. The terms of the Brazil ESPP are similar in all material respects to the ESPP except that the maximum contributions employees are permitted to make under the Brazil ESPP is $5,000 per quarter as opposed to the $6,250 per quarter permitted under the ESPP, and the Brazil ESPP is not intended to qualify as an "employee stock purchase plan" under the Code. Similar to the ESPP, the Brazil ESPP provides eligible employees the opportunity to purchase the Company's shares at a discount through payroll deductions. The Committee will administer the Brazil ESPP.

The initial enrollment date for the Brazil ESPP was July 1, 2001 with additional opportunities to enroll on any subsequent November 1, February 1, May 1 and August 1 during the term of the Brazil ESPP (the "Enrollment Date"). Eligible employees remain enrolled for 24 months after the applicable Enrollment Date unless the employee changes the amount of his or her payroll deductions or withdraws from the Brazil ESPP. Eligible employees may elect on a quarterly basis on any Enrollment Date to have up to 10% of their gross base salary deducted and paid into the Brazil ESPP throughout the upcoming quarter, except that no employee may purchase shares having an aggregate market value of more that $5,000 for any quarter even if that amount is within 10% of their gross base salary. An employee may terminate his or her participation any time before the end of the quarter and receive a refund in cash of amounts deducted for that quarter. At the end of the quarter the amount deducted is automatically applied toward the purchase of the Company's shares at a discount price (the "Discount Price") that is the lesser of:

      85% of the Fair Market Value of shares on the Enrollment Date, or

      85% of the Fair Market Value of shares on the purchase date on the last day of the quarter (the "Purchase Date").

Fair Market Value" is the average of the closing price of a Class A Share on the Nasdaq National Market System for the ten trading days immediately preceding the Enrollment Date or the Purchase Date, as applicable. The closing price of Class A Shares on June 26, 2001 was $10.46.

Shares for the Brazil ESPP will be purchased by the Company in the open market (in accordance with regulations of the Securities and Exchange Commission for open-market purchases) or, at the discretion of the Committee, will be previously acquired treasury or authorized and unissued shares. A total of 75,000 shares, which would represent approximately 0.2% of the total shares currently outstanding, may be sold under the Brazil ESPP.

All active full-time and part-time employees of the Company residing in Brazil are eligible to participate in the Brazil ESPP, except that no employee who, immediately after subscribing for shares under the Brazil ESPP, would own stock having 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is eligible to participate in the Brazil ESPP.

If adopted by stockholders, the Brazil ESPP will be deemed to have been effective as of July 1, 2001 and terminate on July 1, 2004 unless earlier terminated by the Board or the Committee. The Board or the Committee can, without further stockholder approval, terminate or amend the Brazil ESPP at any time as long as the amendment does not change the number of shares authorized.

The foregoing summary of the Brazil ESPP is qualified in its entirety by reference to the full text of the Brazil ESPP, which is attached as Annex D.

Federal Income Tax Consequences. The Company does not intend the Brazil ESPP to be an "employee stock purchase plan" under the Code since the participants are not subject to the tax laws of the United States. Employees of Brazil who participate in the Brazil ESPP will recognize income at the time they purchase shares and will be taxed on an amount equal to the difference between the Fair Market Value of the shares on the date of purchase and the discounted purchase price in accordance with the tax laws of Brazil. Brazil employees participating in the Brazil ESPP will also incur capital gains or losses upon the sale of their shares equal to the difference between the sales proceeds and the discounted purchase price, subject to the tax laws of Brazil. The Company does not intend to take a deduction on any gain realized by employees. The foregoing is only a summary of federal income tax consequences to the Company and participating employees, and does not cover the tax consequences that might arise in every individual circumstance.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF THE DIAMONDCLUSTER INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN--BRAZIL.

                       AUDIT AND OTHER PROFESSIONAL FEES

Audit Fees. Fees billed by KPMG LLP for professional services to audit the Company's annual consolidated financial statements for fiscal year 2001 and review the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for fiscal year 2001 were $108,000.

Financial Information Systems Design and Implementation Fees. KPMG LLP billed no fees for financial information systems design and implementation for fiscal year 2001.

All Other Fees. Fees billed by KPMG LLP's for other professional services, including fees related to Securities and Exchange Commission filings, tax compliance, tax consulting services, benefit plan audits and statutorily required audits in certain locations outside the United States where the company operates were $545,000.

The Audit Committee considers the provision of the services referred to under "All Other Fees" above by KPMG is compatible with maintaining its independence.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be eligible for inclusion in DiamondCluster's proxy statement and form of proxy relating to the next annual meeting must be received at the Company's executive offices on or before April 9, 2002. Proposals should be submitted by certified mail, return receipt required, addressed to the Secretary, DiamondCluster International, Inc., Suite 3000 John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois 60611.

                                 OTHER MATTERS

The Board of Directors knows of no other matters that are likely to be brought before the meeting, but if any other matter properly comes before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                                                        ANNEX A

                      DIAMONDCLUSTER INTERNATIONAL, INC.

                            AUDIT COMMITTEE CHARTER

The primary function of the DiamondCluster International, Inc. Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

  1. Provide an open avenue of communication between the independent accountant and the board of directors.

  2. Review and update the committee's charter annually.

  3. Recommend to the board of directors the independent accountants to be nominated and review and approve the discharge of the independent accountants.

  4. Confirm and assure the independence of the independent accountant, including a review of non-audit related services provided by the independent accountant. Affirm with the auditor that they are accountable to the Board of Directors and the Audit Committee.

  5. Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  6. Consider, in consultation with management and the independent accountant the audit scope and plan.

  7. Consider and review with the independent accountant:

    a) The adequacy of the company's internal controls.

    b) Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

  8. Review with management and the independent accountant at the completion of the annual examination.

    a) The company's annual financial statements and related footnotes.

    b) The independent accountant's audit of the financial statements and report thereon.

    c) Any significant changes required in the independent accountant's audit plan.

    d) Any serious difficulties or disputes with management encountered during the course of the audit.

    e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

  9. Review draft filings with the SEC and other published documents containing the company's financial statements as appropriate.

  10. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

  11. Review legal and regulatory matters that may have material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

  12. Meet with the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  13. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

  14. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

  15. The committee shall meet at least two times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

  16. The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

                                                                        ANNEX B

                      DIAMONDCLUSTER INTERNATIONAL, INC.

                AMENDED AND RESTATED 1998 EQUITY INCENTIVE PLAN

1. Purpose. The DiamondCluster International, Inc. 1998 Equity Incentive Plan (the "Plan") is intended to promote the long-term success of DiamondCluster International, Inc. (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

2. Term. The Plan shall become effective upon the date (the "Effective Date") it is approved by the Board of Directors of the Company (the "Board"), subject to its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders of the Company, and shall terminate at the close of business on the tenth anniversary of the Effective Date unless terminated earlier under Section 14. Certain awards made with the approval of the Company's Management Committee in March and April 1998 (the "March/April Awards") prior to the Effective Date were intended to be pursuant to the Plan and are therefore included under the Plan. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. Plan Administration. The Company's Management Committee, as constituted from time to time, or any other committee appointed by the Board (the "Committee") shall be responsible for administering the Plan. Except as otherwise provided in the Plan, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. Directors of the Company who are not employed by the Company will be considered "employees" eligible to receive awards under the Plan, but only for purposes of nonqualified stock options. Consultants of the Company qualifying as "employees" within the meaning of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), shall also be eligible to receive awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. Shares of Common Stock Subject to the Plan. Subject to the provisions of
Section 6 of the Plan, the aggregate number of shares of Class B Common Stock, $0.001 par value (and shares of Class A Common Stock into which such Class B Common Stock may be converted), of the Company ("Stock") which may be transferred to participants under the Plan shall be:

  (i) 13,000,000 shares (including the March/April Awards); plus

  (ii) any shares that are represented by awards or portions of awards under the Diamond Technology Partners Incorporated 1994 Stock Option Plan, as amended (the "Prior Plan") that are forfeited, expired, cancelled or settled without the issuance of shares; plus

  (iii) any shares that are represented by options or portions of options not awarded under the Prior Plan but included in clause (i) of Section 3 of the Prior Plan that are forfeited, expired, cancelled or settled without the issuance of shares; plus

  (iv) any shares issued and included in clause (i) of Section 3 of the Prior Plan that are repurchased by the Company.

The aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 150,000 shares per fiscal year of the Company. The aggregate number of shares of Stock that may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall be 13,000,000 shares.

Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

Any shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Stock or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of shares of Stock that may be issued under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

7. Fair Market Value. "Fair Market Value," for all purposes of the Plan, shall mean the average of the closing price of a share of Stock on the NASDAQ National Market System for the ten trading days immediately preceding the date of grant.

8. Awards. Except as otherwise provided in this Section 8, the Committee shall determine the type or types of award(s) to be made to each participant and the number of shares of Stock subject to each such award, and any other terms, conditions and limitations applicable to such award. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

  8.1 Stock Options. A stock option is a right to purchase a specified number of shares of Stock during a specified period. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (1) tendering shares; (2) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (3) any combination of the above.

  8.2 SARs. A SAR is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a share for such tandem or replaced stock option.

  8.3 Stock Awards. A stock award is a grant made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions as set forth in the applicable award agreement, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparable companies.

9. Dividends and Dividend Equivalents. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable award agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions may be established in the applicable award agreement, including reinvestment in additional shares or share equivalents.

10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as shall be determined at the time of grant, and with such restrictions as may be imposed in the award agreement. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Committee's authority to amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

13. Acceleration and Settlement of Awards. The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

14. Plan Amendment. The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan or similar plan for employees of the Company.

15. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

16. Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

17. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

18. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

19. Use of Proceeds. The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

20. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

21. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

22. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

23. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                                                                        ANNEX C



                    DIAMONDCLUSTER INTERNATIONAL, INC.


            RESTATED AND AMENDED EMPLOYEE STOCK PURCHASE PLAN


The DiamondCluster International, Inc. Restated and Amended Employee Stock Purchase Plan provides eligible employees of DiamondCluster International, Inc., a Delaware corporation (the "Company"), and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below.


  1. Definitions.


    (a) Code--the Internal Revenue Code of 1986, as amended.


    (b) Committee--the Company's Worldwide Operating Committee, as constituted from time to time.


    (c) Common Stock--the Company's Class B Common Stock, par value $0.001 per share, and the Company's Class A Common Stock into which such Class B Common Stock may be converted.


    (d) Compensation--with respect to a Participant, the portion of the Participant's base salary paid to the Participant during the applicable payroll period.


    (e) Effective Date--April 21, 1999.


    (f) Eligible Employee--an employee who is eligible to participate in the Plan pursuant to Section 3.


    (g) Enrollment Date--the Effective Date and each July 1, October 1, January 1 and April 1 thereafter; provided that effective July 1, 2001, "Enrollment Date" means July 1, 2001, and each November 1, February 1, May 1, and August 1 thereafter.


    (h) Enrollment Period--the 24 month period commencing on a Grant Date.


    (i) Fair Market Value--the average of the closing price of a share of the Company's Class A Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the Grant Date or the Purchase Date, as applicable.


    (j) Grant Date--the Enrollment Date as of which a Participant's Option is granted under Section 4(a).


    (k) Option--an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions thereof.


    (l) Participant--an Eligible Employee who is participating in the Plan pursuant to Section 4.


    (m) Payment Period--the period beginning with the first day of the calendar quarter and ending on the last day of the calendar quarter following each Enrollment Date; provided that the first Payment Period shall begin on the Effective Date and end on September 30, 1999; provided further that effective July 1, 2001, "Payment Period" means the period beginning July 1, 2001 and ending on October 31, 2001, and the three-month period ending each January 31, April 30, July 31 and October 31 thereafter.


    (n) Plan--DiamondCluster International, Inc. Restated and Amended Employee Stock Purchase Plan, as amended from time to time.


    (o) Plan Account--an account maintained by the Plan Administrator for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

    (p) Plan Administrator--such other person or persons, including a committee, as may be appointed by the Committee to administer the Plan.


    (q) Purchase Date--except as provided in Section 15, the last day of a Payment Period.


    (r) Purchase Price--the lesser of 85% of the Fair Market Value of Common Stock on the Grant Date of an Enrollment Period, or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date of such Enrollment Period.


    (s) Subsidiary--any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


  2. Stock Subject to the Plan. Subject to Section 12, the aggregate number of shares of Common Stock which may be sold under the Plan is 2,325,000. The Company shall either make open-market purchases to provide shares of Common Stock for purchase under the Plan or, at the discretion of the Committee, sell Treasury shares or issue authorized but unissued shares of Common Stock.


  3. Eligible Employees. An "Eligible Employee" means each employee of the Company and each employee of a Subsidiary to which the Plan is extended by the Committee, except as otherwise provided in Section 4(c).


  4. Participation in the Plan.


    (a) An Eligible Employee may participate in the Plan effective as of any Enrollment Date by enrolling in the Plan electronically via the Plan website at www.aststockplan.com in advance of such date as the Plan Administrator shall deem equitable under the circumstances. This authorizes payroll deductions from such Employee's Compensation. The Enrollment Date as of which an Eligible Employee commences or recommences participation in the Plan, and each Enrollment Date as of which an Eligible Employee renews his authorization under Section 4(b), is a Grant Date. A Participant's payroll deductions under the Plan shall commence on his initial Grant Date, and shall continue, subject to Section 4(b), until the Eligible Employee terminates participation in the Plan or the Plan is terminated; provided, that such payroll deductions shall not commence until the Company has received such Eligible Employee's electronic enrollment and such Employee has received all information required to be disclosed to such Employee under applicable securities laws.


    (b) A Participant's payroll deduction authorization shall be automatically renewed effective on the Enrollment Date following the conclusion of his initial Enrollment Period and each subsequent Enrollment Period unless he otherwise notifies the Plan
        Administrator in writing at least 20 days in advance of such date.


    (c) Notwithstanding the foregoing, an Eligible Employee shall not be granted an Option on any Grant Date if such Employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an Eligible Employee may purchase under outstanding options shall be treated as stock owned by such Employee.


  5. Payroll Deductions. An Eligible Employee may participate in the Plan only through payroll deductions. Payroll deductions shall be made from the Compensation paid to each

     Participant for each payroll period in such whole percentage from 1% to 10% as the Participant shall authorize in his election form. No Eligible Employee may be granted an Option which permits his rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $6,250 of Fair Market Value of such stock (less the 15% discount) (determined on the Grant Date of such Option) for each calendar quarter of the Company in which the Option is outstanding at any time.


  6. Changes in Payroll Deductions. A Participant may elect to increase or decrease the amount of his payroll deductions once during a Payment Period, via the Plan website, at any time during that Payment Period. Any such change shall not become effective sooner than the next Payment Period after receipt of his election form.


  7. Termination of Participation in Plan.


    (a) A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office. Such Participant's payroll deductions under the Plan shall cease as soon as practicable following delivery of such notice. If the former Participant remains employed by the Company or any of its Subsidiaries after termination of his participation in the Plan, any payroll deductions credited to such Participant's Plan Account may be used to purchase shares of Common Stock on the next Purchase Date or refunded, without interest, to the Participant, at the election of the Participant. Except as provided in Section 9(ii), an Eligible Employee whose participation in the Plan is terminated may rejoin the Plan no earlier than three months following his withdrawal by re-enrolling via the Plan website in accordance with Section 4(a).


    (b) A Participant's participation in the Plan shall be terminated upon termination of his or her employment with the Company and its Subsidiaries for any reason. If a former Participant is no longer employed by the Company or any of its Subsidiaries, any payroll deductions credited to his Plan Account (plus, in the case of an involuntary termination of employment, interest at the rate determined by the Plan Administrator) shall be paid to him in cash as soon as practicable following his termination of employment.


  8. Purchase of Shares.


    (a) On each Grant Date, each Participant shall be deemed to have been granted an Option.


    (b) On each Purchase Date of an Enrollment Period, each Participant shall be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the Purchase Price on such date into the balance in the Participant's Plan Account on the Purchase Date. Any amount remaining in the Participant's Plan Account shall be carried forward to the next Purchase Date unless the Plan Account is closed.


    (c) As soon as practicable after each Purchase Date, a statement shall be delivered to each Participant which shall include the number of shares of Common Stock purchased on the Purchase Date on behalf of such Participant under the Plan.


    (d) A stock certificate for whole shares of Common Stock in a Participant's Plan Account shall be issued upon request of the Participant at any time. If the Participant's employment with the Company and all Subsidiaries terminates, a stock certificate for whole shares of Common Stock in his Plan Account shall be issued as soon as administratively feasible thereafter. Stock certificates under the Plan shall be issued, at the election of the Participant, in his name or in his name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close the account.

  9. Automatic Withdrawal. If the Fair Market Value of the Shares on any Purchase Date of an Enrollment Period is less than the Fair Market Value of the Shares on the Grant Date for such Enrollment Period, then every participant shall automatically (i) be withdrawn from such Enrollment Period at the close of such Purchase Date and after the acquisition of Shares for such Enrollment Period, and (ii) be re-enrolled in the Enrollment Period commencing on the first business day subsequent to such Purchase Date, notwithstanding the last sentence of Section 7(a).


  10. Rights as a Stockholder. A Participant shall not be treated as the owner of Common Stock until the Purchase Date of such stock under the Plan. As of the Purchase Date a Participant shall be treated as the record owner of his shares purchased on such date pursuant to the Plan. Effective as of the Purchase Date, such Participant shall agree in writing to become subject to the terms and conditions of the Second Amended and Restated Voting and Stock Restriction Agreement, dated August 4, 1997.


  11. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.


  12. Application of Funds. All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment, except as provided in Section 7(b).


  13. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or consolidation of outstanding shares of Common Stock of the Company, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Plan Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Plan Administrator to give proper effect to such event.


  14. Administration of the Plan. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Plan Administrator shall, to the extent possible, interpret the provision of the Plan so as to carry out such intent.


  15. Amendments to the Plan. The Committee may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 12 or 15), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made which would cause the Plan to fail to meet the applicable requirements of Code Section 423.


  16. Termination of Plan. The Plan shall terminate upon the earlier of (a) the fifth anniversary of the Effective Date, (b) the date no more shares remain to be purchased under the Plan, or (c) the termination of the Plan by the Board of Directors of the Company as specified below. The Board of Directors of the Company may terminate the Plan as of any date. The date of termination of the Plan shall be deemed a Purchase Date. If on such Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis in proportion to his Plan Account balance on such Purchase Date, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Plan Administrator.


  17. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Company Stock acquired pursuant to the Plan shall be borne by the holder thereof.


  18. Governmental Regulations. The Company's obligation to sell and deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.


  19. Applicable Law. This Plan shall be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Illinois. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Section 423 of the Code, if applicable. Any provisions required to be set forth in this Plan by such Code section are hereby included as fully as if set forth in the Plan in full.


  20. Effect on Employment. The provisions of this Plan shall not affect the right of the Company or any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.


  21. Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.


  22. Sale of Company. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding Option be assumed or an equivalent right to purchase stock of the successor or purchaser corporation be substituted by the successor or purchaser corporation, unless the Plan is terminated.


  23. Effective Date. The Plan shall become effective April 21, 1999, provided that the stockholders of the Company approve it within 12 months after the date the Plan was adopted by the Board of Directors of the Company. If the Plan is not approved by the stockholders prior to such date, the Plan shall terminate, all grants hereunder shall be cancelled and be of no further force and effect, and all persons who shall have been granted Options pursuant to this Plan shall be entitled to the prompt refund in cash, with interest, of all sums withheld from or paid by them pursuant to this Plan.

                                                                        ANNEX D

                      DIAMONDCLUSTER INTERNATIONAL, INC.

                     EMPLOYEE STOCK PURCHASE PLAN - Brazil

The DiamondCluster International, Inc. (the "Company") Employee Stock Purchase Plan--Brazil provides eligible employees of DiamondCluster International Ltda, a Brazilian corporation, an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below.

  1. Definitions.

    (a) Committee--the Company's Worldwide Operating Committee, as constituted from time to time.

    (b) Common Stock--the Company's Class B Common Stock, par value $0.001 per share, and the Company's Class A Common Stock into which such Class B Common Stock may be converted.

    (c) Compensation--with respect to a Participant, the portion of the Participant's base salary paid to the Participant during the applicable payroll period.

    (d)  Effective Date--July 1, 2001

    (e) Eligible Employee--an employee who is eligible to participate in the Plan pursuant to Section 3.

    (f) Enrollment Date--the Effective Date and each November 1, February 1, May 1, and August 1 thereafter.

    (g)  Enrollment Period--the 24 month period commencing on a Grant Date.

    (h) Fair Market Value--the average of the closing price of a share of the Company's Class A Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the Grant Date or the Purchase Date, as applicable.

    (i) Grant Date--the Enrollment Date as of which a Participant's Option is granted under Section 4(a).

    (j) Option--an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions thereof.

    (k) Participant--an Eligible Employee who is participating in the Plan pursuant to Section 4.

    (l) Payment Period--the period beginning with the Effective Date and ending on October 31, 2001, and the three-month period ending each January 31, April 30, July 31 and October 31 thereafter.

    (m) Plan--DiamondCluster International, Inc. Employee Stock Purchase Plan--Brazil, as amended from time to time.

    (n) Plan Account--an account maintained by the Plan Administrator for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

    (o) Plan Administrator--such other person or persons, including a committee, as may be appointed by the Committee to administer the Plan.

    (p) Purchase Date--except as provided in Section 15, the last day of a Payment Period.

    (q) Purchase Price--the lesser of 85% of the Fair Market Value of Common Stock on the Grant Date of an Enrollment Period, or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date of such Enrollment Period.

    (r) Subsidiary--any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  2. Stock Subject to the Plan. Subject to Section 12, the aggregate number of shares of Common Stock which may be sold under the Plan is 75,000. The Company shall either make open-market purchases to provide shares of Common Stock for purchase under the Plan or, at the discretion of the Committee, sell Treasury shares or issue authorized but unissued shares of Common Stock.

  3. Eligible Employees. An "Eligible Employee" means each employee of the Company and each employee of a Subsidiary to which the Plan is extended by the Committee, except as otherwise provided in Section 4(c).

  4. Participation in the Plan.

    (a) An Eligible Employee may participate in the Plan effective as of any Enrollment Date by enrolling in the Plan electronically via the Plan website at www.aststockplan.com in advance of such date as the Plan Administrator shall deem equitable under the circumstances. This enrollment authorizes payroll deductions from such Employee's Compensation. The Enrollment Date as of which an Eligible Employee commences or recommences participation in the Plan, and each Enrollment Date as of which an Eligible Employee renews his authorization under Section 4(b), is a Grant Date. A Participant's payroll deductions under the Plan shall commence on his initial Grant Date, and shall continue, subject to
         Section 4(b), until the Eligible Employee terminates participation in the Plan or the Plan is terminated; provided, that such payroll deductions shall not commence until the Company has received such Eligible Employee's electronic enrollment and such Employee has received all information required to be disclosed to such Employee under applicable laws.

    (b) A Participant's payroll deduction authorization shall be automatically renewed effective on the Enrollment Date following the conclusion of his initial Enrollment Period and each subsequent Enrollment Period unless he otherwise notifies the Plan Administrator in writing at least 20 days in advance of such date.

    (c) Notwithstanding the foregoing, an Eligible Employee shall not be granted an Option on any Grant Date if such Employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

  5. Payroll Deductions. An Eligible Employee may participate in the Plan only through payroll deductions. Payroll deductions shall be made from the Compensation paid to each Participant for each payroll period in such whole percentage from 1% to 10% as the Participant shall authorize in his election form. No Eligible Employee may be granted an Option which permits his rights to purchase Common Stock under the Plan, , to accrue at a rate which exceeds $5,000 for each calendar quarter ($20,000 annually) of the Company in which the Option is outstanding at any time.

The $20,000 limitation applies to the transfer of funds for the purchase of shares of all non-Brazilian companies. Therefore, if you have transferred currency outside of Brazil for the purchase of shares of a non-Brazilian company during the preceding 12 months or, intend to do so over the next 12 months, your payroll deductions will be adjusted accordingly.

  6. Changes in Payroll Deductions. A Participant may elect to increase or decrease the amount of his payroll deductions once during a Payment Period, via the Plan website, at any time during that Payment Period. Any such change shall not become effective sooner than the next Payment Period after receipt of his election form.

  7. Termination of Participation in Plan.

    (a) A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office. Such Participant's payroll deductions under the Plan shall cease as soon as practicable following delivery of such notice. If the former Participant remains employed by the Company or any of its Subsidiaries after termination of his participation in the Plan, any payroll deductions credited to such Participant's Plan Account may be used to purchase shares of Common Stock on the next Purchase Date or refunded, without interest, to the Participant, at the election of the Participant. Except as provided in Section 9(ii), an Eligible Employee whose participation in the Plan is terminated may rejoin the Plan no earlier than three months following his withdrawal by re-enrolling via the Plan website in accordance with Section 4(a).

    (b) A Participant's participation in the Plan shall be terminated upon termination of his or her employment with the Company and its Subsidiaries for any reason. If a former Participant is no longer employed by the Company or any of its Subsidiaries, any payroll deductions credited to his Plan Account (plus, in the case of an involuntary termination of employment, interest at the rate determined by the Plan Administrator) shall be paid to him in cash as soon as practicable following his termination of employment.

  8. Purchase of Shares.

    (a) On each Grant Date, each Participant shall be deemed to have been granted an Option.

    (b) On each Purchase Date of an Enrollment Period, each Participant shall be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the Purchase Price on such date into the balance in the Participant's Plan Account on the Purchase Date. Any amount remaining in the Participant's Plan Account shall be carried forward to the next Purchase Date unless the Plan Account is closed.

    (c) As soon as practicable after each Purchase Date, a statement shall be delivered to each Participant which shall include the number of shares of Common Stock purchased on the Purchase Date on behalf of such Participant under the Plan.

    (d) A stock certificate for whole shares of Common Stock in a Participant's Plan Account shall be issued upon request of the Participant at any time. If the Participant's employment with the Company and all Subsidiaries terminates, a stock certificate for whole shares of Common Stock in his Plan Account shall be issued as soon as administratively feasible thereafter. Stock certificates under the Plan shall be issued, at the election of the Participant, in his name or in his name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close the account.

  9. Automatic Withdrawal. If the Fair Market Value of the Shares on any Purchase Date of an Enrollment Period is less than the Fair Market Value of the Shares on the Grant Date for such Enrollment Period, then every participant shall automatically (i) be withdrawn from such Enrollment Period at the close of such Purchase Date and after the acquisition of Shares for such Enrollment Period, and (ii) be re-enrolled in the Enrollment Period commencing on the first business day subsequent to such Purchase Date, notwithstanding the last sentence of Section 7(a).

  10. Rights as a Stockholder. A Participant shall not be treated as the owner of Common Stock until the Purchase Date of such stock under the Plan. As of the Purchase Date a Participant shall be treated as the record owner of his shares purchased on such date pursuant to the Plan. Effective as of the Purchase Date, such Participant shall agree in writing to become subject to the terms and conditions of the Second Amended and Restated Voting and Stock Restriction Agreement, dated August 4, 1997.

  11. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

  12. Application of Funds. All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment, except as provided in Section 7(b).

  13. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or consolidation of outstanding shares of Common Stock of the Company, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Plan Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Plan Administrator to give proper effect to such event.

  14. Administration of the Plan. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive.

  15. Amendments to the Plan. The Committee may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 12 or 15).

  16. Termination of Plan. The Plan shall terminate upon the earlier of (a) the fifth anniversary of the Effective Date, (b) the date no more shares remain to be purchased under the Plan, or (c) the termination of the Plan by the Board of Directors of the Company as specified below. The Board of Directors of the Company may terminate the Plan as of any date. The date of termination of the Plan shall be deemed a Purchase Date. If on such Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis in proportion to his Plan Account balance on such Purchase Date, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Plan Administrator.

  17. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Company Stock acquired pursuant to the Plan shall be borne by the holder thereof.

  18. Governmental Regulations. The Company's obligation to sell and deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

  19. Applicable Law. This Plan shall be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Illinois.

  20. Effect on Employment. The provisions of this Plan shall not affect the right of the Company or any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.

  21. Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.

  22. Sale of Company. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding Option be assumed or an equivalent right to purchase stock of the successor or purchaser corporation be substituted by the successor or purchaser corporation, unless the Plan is terminated.

  23. Effective Date. The Plan shall become effective July 1, 2001, provided that the stockholders of the Company approve it within 12 months after the date the Plan was adopted by the Board of Directors of the Company. If the Plan is not approved by the stockholders prior to such date, the Plan shall terminate, all grants hereunder shall be cancelled and be of no further force and effect, and all persons who shall have been granted Options pursuant to this Plan shall be entitled to the prompt refund in cash, with interest, of all sums withheld from or paid by them pursuant to this Plan.

                       DIAMONDCLUSTER INTERNATIONAL INC.

                             Class A Common Stock

The undersigned stockholder of DiamondCluster International Inc. (the "Company") hereby appoints Melvyn E. Bergstein and William McClayton and each of them the attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side of this card all of the shares of Class A Common Stock of the Company standing in the name of the undersigned at the close of business on June 26, 2001 at the Annual Meeting of Stockholders to be held at The Westin Hotel, 909 North Michigan Avenue, Chicago, Illinois 60611 commencing at 10:00 a.m. on August 7, 2001, and authorizes each proxy to vote in his discretion on any other matter that may properly come before the meeting or at any adjournment of the meeting.

If you choose to vote by Internet, your Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and returned your proxy card. If you choose not to vote by Internet, please complete, sign, date the reverse side and promptly return your proxy card.

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL MATTERS PROPERLY COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS (INCLUDING ALL DIRECTOR NOMINEES).

              THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

 You can now access your DiamondCluster International Inc. account online.

Access your DiamondCluster International Inc. stockholder account online via Investor ServiceDirect/SM/ (ISD).

Mellon Investor Services LLC agent for DiamondCluster International Inc. Investor Services, now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

     .   View account status            .   View payment history for dividends
     .   View certificate history       .   Make address changes
     .   View book-entry information    .   Obtain a duplicate 1099 tax form
                                        .   Establish/change your PIN

        Visit us on the web at http://www.melloninvestor.com and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect/SM/ is currently only available for domestic individual and joint accounts.

 .  SSN
 .  PIN
 .  Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

 .  SSN
 .  PIN
 .  Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

 .  Certificate History
 .  Book-Entry Information
 .  Issue Certificate
 .  Payment History
 .  Address Change
 .  Duplicate 1099

             For Technical Assistance Call 1-877-978-7778 between
                      9am-7pm Monday-Friday Eastern Time

                                                               Please mark
                                                               your vote as
                                                               indicated in
                                                               this example  [X]

1. Election of four directors.

            FOR all nominees                         WITHHOLD
            listed at right                          AUTHORITY
           (except as marked                 to vote for each nominee
           to the contrary)                   whose name is lined out

                  [_]                                   [_]

Nominees are: 01 Melvyn E. Bergstein
              02 Mark L. Gordon
              03 John D. Loewenberg
              04 John J. Sviokla
___________________________________

2. Adopt amendments to the Company's Restated Certificate of Incorporation to increase the aggregate authorized shares of Class A Common Stock to 200,000,000, and of Class B Common Stock to 100,000,000.

                        FOR      AGAINST       ABSTAIN
                        [_]        [_]           [_]

3. Approve an amendment to the Company's Amended and Restated 1998 Equity Incentive Plan.

                        FOR      AGAINST       ABSTAIN
                        [_]        [_]           [_]

4. Approve an amendment to the Company's 1999 Employee Stock Purchase Plan.

                        FOR      AGAINST       ABSTAIN
                        [_]        [_]           [_]

5. Approve the adoption of an employee stock purchase plan for the Company's employees residing in Brazil.

                        FOR      AGAINST       ABSTAIN
                        [_]        [_]           [_]

6. Transact such other business as may properly come before the meeting.

By checking the box to the right I (i) consent to receive proxy statements, annual reports and other communications in connection with stockholder meetings by accessing such communications on the Internet at my own cost, and (ii) understand that the Company will no longer distribute hard copies of those communications to me unless and until I revoke my consent by contacting the Company's transfer agent, Mellon Investor Services.
                                                                             [_]

Signature                       Signature                      Date
         -----------------------         ----------------------    -------------
Signature(s) should be exactly as the name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signed by attorney, executor, administrator, trustee or guardian, please give full title. SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------
                           .  FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:

================================================================================
                               VOTE BY INTERNET
                         24 hours a day, 7 days a week
Log on to http://www.proxyvoting.com/dtpi and follow the instructions. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and returned your proxy card. If you prefer to receive proxy statements, annual reports and other communications in connection with stockholder meetings by accessing such communications on the Internet at your own cost, please mark the box above.
================================================================================


                                      OR

================================================================================
                              VOTE BY PROXY CARD
Complete, sign, date and return your proxy card in the enclosed envelope. If you voted by Internet, there is no need to mail back your proxy card.
================================================================================

                             THANK YOU FOR VOTING.

You can view the Annual Report and Proxy Statement on the Internet at: http://www.diamondcluster.com/investors/